                                                                    Exhibit 10.6

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                    AGREEMENT

         This Agreement, made and entered into this 19/th/ day of August, 1999, by and between Enfield Federal Savings & Loan Association, a Bank organized and existing under the laws of the State of Connecticut, hereinafter referred to as the "Bank," and David O'Connor, a Key Employee and the Executive of the Bank, hereinafter referred to as the "Executive."

         The Executive is in the employ of the Bank and is now faithfully serving the Bank. It is the consensus of the Board of Directors of the Bank (the "Board") that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Executive terminate his services.

         Accordingly, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon the Executive's retirement and, alternatively, to the Executive's beneficiary(ies) in the event of Executive's death.

         It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of the Bank for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

         Therefore, in consideration of the Executive's services and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

I.       DEFINITIONS

         A.       Effective Date:
                  --------------

                  The Effective Date of this Agreement shall be July 19, 1999.

         B.       Plan Year:
                  ---------

                  Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

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     C.    Retirement Date:
           ---------------

           Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches the Executive's sixty-fifth (65/th/) birthday or such later date as the Executive may actually retire.

     D.    Termination of Service:
           ----------------------

           Termination of Service shall mean either: i) Voluntary resignation of service by the Executive; or ii) the Bank's discharge of the Executive without cause ("cause" defined in Subparagraph III (D) hereinafter), prior to the Normal
           Retirement Age (described in Subparagraph I (I) hereinafter).

     E.    Index Retirement Benefit:
           ------------------------

           The Index Retirement Benefit for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [Subparagraph I (F)] for that Plan Year less the Opportunity Cost [Subparagraph I (G)] for that Plan Year.

     F.    Index:
           -----

           The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.

           Insurance Company:            Alexander Hamilton Life
           Policy Form:                  Flexible Premium Adjustable Life
           Policy Name:                  Executive Security Plan IV
           Insured's Age and Sex:        53, Male
           Riders:                       None
           Ratings:                      According to the health of the insured
           Option:                       Level Death Benefit
           Face Amount:                  $1,876,000
           Premiums Paid:                $800,000
           Number of Premium Payments:   One
           Assumed Purchase Date:        July 19, 1999

           Insurance Company:            Lincoln Benefit Life
           Policy Form:                  Flexible Premium Adjustable Life
           Policy Name:                  Ultra Achiever
           Insured's Age and Sex:        52, Male
           Riders:                       None
           Ratings:                      According to the health of the insured

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            Option:                      Level Death Benefit
            Face Amount:                 $4,432,108
            Premiums Paid:               $1,250,000
            Number of Premium Payments:  One
            Assumed Purchase Date:       July 19, 1999

            Insurance Company:           Southland Life
            Policy Form:                 Flexible Premium Adjustable Life
            Policy Name:                 Max UL
            Insured's Age and Sex:       53, Male
            Riders:                      None
            Ratings:                     According to the health of the insured
            Option:                      Level Death Benefit
            Face Amount:                 $2,025,367
            Premiums Paid:               $800,000
            Number of Premium Payments:  One
            Assumed Purchase Date:       July 19, 1999

            If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

            In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and the Executive's beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

     G.     Opportunity Cost:
            ----------------

            The Opportunity Cost for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described in Exhibit A plus the amount of any after-tax benefits paid to the Executive pursuant to the Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Opportunity Cost, and multiplying that sum by the average annualized after-tax yield of a one-year Treasury bill for the Plan Year.

     H.     Mutual to Stock Conversion or a Change in Control:
            -------------------------------------------------

            Mutual to Stock Conversion shall mean the conversion of the Bank from a mutual savings bank to an entity which issues stock and is owned by its shareholders. Such

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                  Mutual to Stock Conversion shall be deemed to be a Change in
                  Control for purposes of this Agreement.

         I.       Normal Retirement Age:
                  ---------------------

                  Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

         J.       Benefits Accounting:
                  -------------------

                  The Bank shall account for the benefit provided herein using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

II.      EMPLOYMENT

         The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

         No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.

III.     BENEFITS

         A.       Retirement Benefits:
                  -------------------

                  Should the Executive continue to be employed by the Bank until "Normal Retirement Age" defined in Subparagraph I (I), the Executive shall be entitled to receive an annual benefit equal to one hundred seventy-two thousand, seven hundred ninety-six and no/100ths dollars ($172,796.00) in equal monthly installments (1/12th of the annual benefit) for a period of one hundred eighty (180) months. Said payments to commence thirty (30) days following the Executive's Retirement Date. Upon completion of the aforestated payments and commencing subsequent thereto, the Index Retirement Benefit [Subparagraph I (E)] shall be paid to the Executive until his death at which time said benefit shall cease.

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         B.       Termination of Service:
                  ----------------------

                  (i)      Voluntary Resignation of Service:
                           --------------------------------

                           Subject to Subparagraph III (D) hereinafter, should the Executive voluntarily resign from the Bank [Subparagraph I (D)(i)], the Executive shall be entitled to receive the balance of the accrued liability retirement account [Subparagraph I (J)] as of the date of said termination in equal monthly installments (1/12th of the annual benefit) for a period one hundred eighty (180) months commencing at the Normal Retirement Age [Subparagraph I (I)]. Upon completion of the aforestated payments and commencing subsequent thereto, the Index Retirement Benefit for each year shall be paid to the Executive until the Executive's death at which time said benefit shall cease.

                  (ii)     The Bank's Discharge of the Executive:
                           -------------------------------------

                           Subject to Subparagraph III (D), should the Executive be discharged from the Bank [Subparagraph I (D)(ii)], the Executive shall be entitled to receive one hundred seventy-two thousand, seven hundred ninety-six and no/100ths dollars ($172,796.00) paid to the Executive in equal monthly installments (1/12th of the annual benefit) for a period of one hundred eighty (180) months commencing at the Normal Retirement Age [Subparagraph I (I)]. Upon completion of the aforestated payments and commencing subsequent thereto, the Index Retirement Benefit for each year shall be paid to the Executive until the Executive's death at which time said benefit shall cease.

         C.       Death:
                  -----

                  (i)      Post-Retirement and Post-Termination of Service:
                           -----------------------------------------------

                           Should the Executive die after commencement of benefit payments or prior to having received the total amount of payments the Executive may be entitled to receive as set forth in Subparagraphs III
                           (A) and (B) hereinabove, the remaining installments or a lump sum of the present value of the remaining installments, at the discretion of the Bank, shall be paid to the individual or individuals designated in writing by the Executive and filed with the Bank. In the absence of any effective designation of a beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of the Executive's estate. Said payment shall be made on the first day of the second month following the decease of the Executive.

                           If, upon death, the Executive shall have received the total annual benefit as provided herein, then no further benefit shall be due hereunder. In any event,

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                           upon the death of the Executive, the Executive's
                           beneficiary shall not be entitled to receive any Index Retirement Benefit and no death benefit shall be payable hereunder if the Executive dies on or before the 19/th/ day of July, 2001.

                  (ii)     Pre-Retirement Benefit:
                           ----------------------

                           In the event the Executive should die while actively serving the Bank at any time after the date of this Agreement or after termination of employment for reasons other than discharge for cause [Subparagraph III (D)] but prior to the Executive attaining the age of sixty-five (65), and, in either case, prior to commencement of benefits, the Bank will pay an annual benefit equal to one hundred seventy-two thousand, seven hundred ninety-six and no/100ths dollars ($172,796.00) in either, at the discretion of the Bank, equal monthly installments (1/12 of the annual benefit) for a period of one hundred and eighty (180) months, or a lump sum of the present value of the annual benefit, to such individual or individuals as the Executive may have designated in writing and filed with the Bank. In the absence of any effective designation of beneficiary, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of the Executive's estate. Said payment shall be made on the fist day of the second month following the decease of the Executive. The Executive's beneficiary(ies) shall not be entitled to any Index Retirement Benefit hereunder. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Executive dies on or before the 19/th/ day of July, 2001.

         D.       Discharge for Cause:
                  -------------------

                  Should the Executive be discharged for cause at any time, all Benefits under this Agreement shall be forfeited. The term "for cause" shall mean the conviction of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of a law that results in an adverse effect on the Bank. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Agreement.

         E.       Death Benefit:
                  -------------

                  Except as set forth above, there is no death benefit provided under this Agreement.

IV.      RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, the Executive's beneficiary(ies) or any successor in interest to the Executive shall be and remain simply a

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         general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.       MUTUAL TO STOCK CONVERSION OR CHANGE IN CONTROL

         Upon a Mutual to Stock Conversion or a Change in Control (as defined in Subparagraph I (H) herein), if the Executive subsequently suffers a Termination of Service [Subparagraph I (D)], then the Executive shall receive the benefits promised in Subparagraph III (A) of this Agreement upon attaining Normal Retirement Age [Subparagraph I (I)], as if the Executive had been employed by the Bank until Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger, consolidation or conversion of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

VI.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
                  ---------------------------------------

                  Neither the Executive, his surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

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         B.       Binding Obligation of Bank and any Successor in Interest:
                  --------------------------------------------------------

                  The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

         C.       Revocation:
                  ----------

                  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

         D.       Gender:
                  ------

                  Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:
                  ----------------------------------

                  Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       Headings:
                  --------

                  Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         G.       Applicable Law:
                  --------------

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Connecticut.

         H.       Fringe Benefits:
                  ---------------


                  The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase, and shall in no event be construed to affect nor limit the Executive's current or prospective salary increases, cash bonuses, or profit-sharing distribution or credits. The Executive has no option to take any current payment or bonus in lieu of these benefits except as may be set forth hereinafter.

         I.       Present Value:
                  -------------

                  All present value calculations under this Agreement shall be based on the following interest rate and mortality table:

                  Interest Rate:    The interest rate of 30-year Treasury
                                    securities published by the Board of
                                    Directors of the Federal Reserve System for the month immediately preceding the month in which the present value is determined.

                  Mortality Table:  The mortality table prescribed by the
                                    Secretary of Treasury pursuant to Section
                                    417(e)(3)(A)(ii)(I) of the Internal Revenue
                                    Code of 1986, as amended.

VII.     ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:
                  --------------------------------------

                  The "Named Fiduciary and Plan Administrator" of this Plan shall be Enfield Federal Savings & Loan Association until its removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedures and Arbitration:
                  ---------------------------------

                  In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

                  If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this

                  Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set or arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as the Bank's discharge of the Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 19/th/ day of August, 1999 and that, upon execution, each has received a conforming copy.

                                               ENFIELD FEDERAL SAVINGS
                                               & LOAN ASSOCIATION

                                               Enfield, Connecticut

                                               /s/ Cynthia G. Gray
                                               ---------------------------------
                                               Secretary & Treasurer - Title

                                               /s/ David J. O'Connor
                                               ---------------------------------
                                               David J. O'Connor

             AMENDMENT TO THE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

         Effective February 11, 2001, the Executive Supplemental Retirement Plan shall be, and hereby is, amended as follows:

                                  First Change

         Section 1(H) of the Plan is deleted in its entirety and replaced with the following new Section 1(H):

         "H.      Change in Control

                  For purposes of this Plan a "Change in Control" shall occur:

                  (i) at such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 20% or more of the Bank's outstanding voting securities or the right to acquire such securities, except for any voting securities purchased by any employee benefit plan of the Bank;

                  (ii) at such time as individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors constituting the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Bank's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members (or members nominated by the Incumbent Board), shall be, for purposes of this clause (iii), considered as though he or she were a member of the Incumbent Board;

                  (iii) at such time as a reorganization, merger, consolidation, or similar transaction occurs or is effectuated as a result of which 60% of shares of the common stock of the resulting entity are owned by persons who were not stockholders of the Bank immediately prior to the consummation of the transaction;

                  (iv) at such time as substantially all of the assets of the Bank are sold or otherwise transferred to another corporation or other entity that is not controlled by the Bank.

Notwithstanding anything in this Plan to the contrary, in no event shall the conversion of the Bank from mutual to stock form (including without limitation, through the formation of a stock holding company) or the reorganization of the Bank into the mutual holding company form of organization constitute a "Change in Control" for purposes of this Plan.

                                  Second Change

         The first sentence in Section V of the Plan is amended to delete the reference to a Mutual to Stock Conversion.